UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2021

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park,Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On May 27, 2021, Abbott Laboratories (“Abbott”) approved a restructuring plan to align its manufacturing network for COVID-19 diagnostic tests with recent changes in projected testing demand. The significant changes in projected testing demand have been driven by several factors, including significant reductions in cases in the U.S. and other major developed countries, accelerated rollout of COVID-19 vaccines globally and, most recently, U.S. health authority guidance on testing for fully vaccinated individuals.

Abbott estimates the pre-tax costs to be incurred to implement this plan to be approximately $550 million to $700 million. The costs are expected to be incurred during the remainder of 2021 with the majority of the costs expected to be recorded in the second quarter of 2021. The costs will be treated as specified items.

The costs will include fixed asset write-downs of $100 million to $135 million, inventory-related charges of $220 million to $265 million, and other exit costs, which include contract cancellations and employee-related costs, of $230 million to $300 million. Non-cash charges included in the total are estimated to be $320 million to $400 million, reflecting the fixed asset write-downs and inventory-related charges. The other exit costs are expected to result in future cash outlays.

Item 7.01	Regulation FD Disclosure.

On June 1, 2021, Abbott issued a press release providing an update to its financial outlook for the full year 2021.

Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Abbott announcing its updated financial outlook.  In that news release, Abbott provides forecasts of a non-GAAP financial measure, adjusted diluted earnings per share from continuing operations, which adjusts for factors that are unusual or unpredictable, such as expenses primarily associated with restructuring and cost reduction initiatives, including those outlined in Item 2.05 above, and expenses associated with acquisitions.  This non-GAAP financial measure also excludes intangible amortization expense to provide greater visibility on the results of operations excluding these costs, similar to how Abbott’s management internally assesses performance. Abbott’s management believes the presentation of this non-GAAP financial measure provides useful information to investors regarding Abbott’s results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance.  Abbott’s management also uses this non-GAAP financial measure internally to monitor performance of the businesses.  Abbott, however, cautions investors to consider non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated June 1, 2021 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: June 3, 2021	By:	/s/ Robert E. Funck, Jr.
Robert E. Funck, Jr.
Executive Vice President, Finance and Chief Financial Officer